NUMBER                                                         ___________ UNITS
U-__________


SEE REVERSE FOR
CERTAIN DEFINITIONS


                      WESTERN UNITED FINANCIAL CORPORATION


                                                                  CUSIP: _______


                UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
                ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK


          THIS CERTIFIES THAT ______________________________________________ is
the owner of ____________________ Units.


          Each Unit ("Unit") consists of one (1) share of common stock, par value $.01 per share ("Common Stock"), of Western United Financial Corporation, a Delaware corporation (the "Corporation"), and one warrant (the "Warrant"). The Warrant entitles the holder to purchase one (1) share of Common Stock for [$6.00][$7.50] per share (subject to adjustment). The Warrant will become exercisable on the later of (i) the completion of the initial acquisition by the Corporation of one or more banks, thrifts and their respective holding companies through a merger, capital stock exchange, asset acquisition, exchangeable share transaction, stock purchase or other similar business combination, and (ii) _____________________, 2008 [one year after the effective date of the registration statement relating to the initial public offering of the Units], and will expire unless exercised before 5:00 p.m., New York City time, on ____________, 2011 [four years after the effective date of the registration statement relating to the initial public offering of the Units], or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to ___________, 2007 [the 90th day after the effective date of the registration statement], subject to earlier separation in the discretion of Sandler O'Neill & Partners, L.P. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2007, between the Corporation and Wells Fargo Bank, N.A. (the "Warrant Agent") and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at ____________, and are available to any Warrant holder on written request and without cost.


         This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.


         Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.


                      WESTERN UNITED FINANCIAL CORPORATION
                                    CORPORATE
                                    DELAWARE
                                      SEAL
                                      2006


By: ______________________________                ______________________________
                  President                                            Secretary


Countersigned By:  _________________
                       Transfer Agent


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



                      WESTERN UNITED FINANCIAL CORPORATION


The Corporation will furnish without charge to each unit holder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.


The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -     as tenants in common                                       UNIF GIFT MIN ACT - ______Custodian ______
TEN ENT -       as tenants by the entireties                                        (Cust)                  (Minor)
JT TEN -        as joint tenants with                                                     under Uniform Gifts to
                right of survivorship and                                                 Minors Act __________
                not as tenants in common                                                                  (State)


         Additional abbreviations may also be used though not in the above list.


          FOR VALUE RECEIVED, ___________________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO


PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


----------------------------------------


----------------------------------------


--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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_______________________________________________________________________ UNITS
REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ________________ ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.


DATED: _______________________      ____________________________________________



                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.





Signature(s) Guaranteed:


-----------------------------------------
THE SIGNATURE(S) MUST BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM, PURSUANT TO
SECURITIES AND EXCHANGE COMMISSION RULE
17Ad-15).

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